List of Subsidiaries	Exhibit 21.1

 Alpha Coal Sales Co., LLC
Alpha Land and Reserves, LLC
Alpha Natural Resources, Inc.
Alpha Natural Resources, LLC
Alpha Natural Resources Capital Corp.
Alpha Natural Resources Services, LLC
Alpha NR Holding, Inc.
Alpha Terminal Company, LLC
AMFIRE, LLC
AMFIRE Holdings, Inc.
AMFIRE Mining Company, LLC
AMFIRE WV, L.P.
Black Dog Coal Corp.
Brooks Run Mining Company, LLC
Buchanan Energy Company, LLC
Callaway Land and Reserves, LLC
Callaway Natural Resources, Inc.
Dickenson-Russell Coal Company, LLC
Dickenson-Russell Land and Reserves, LLC
Enterprise Land and Reserves, Inc.
Enterprise Mining Company, LLC
Esperanza Coal Co., LLC
Gallatin Materials LLC
Herndon Processing Company, LLC
Kepler Processing Company, LLC
Kingwood Mining Company, LLC
Litwar Processing Company, LLC
Mate Creek Energy, LLC
Maxxim Rebuild Co., LLC
Maxxim Shared Services, LLC
Maxxum Carbon Resources, LLC
McDowell-Wyoming Coal Company, LLC
Nicewonder Contracting, Inc.
Palladian Holdings, LLC
Palladian Lime, LLC
Paramont Coal Company Virginia, LLC
Powers Shop, LLC
Premium Energy, LLC
Riverside Energy Company, LLC
Solomons Mining Company
Twin Star Mining, Inc.
Virginia Energy Company, LLC
White Flame Energy, Inc.